Henry County Bancshares 10-K
EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Henry County Bancshares, Inc. (the “Company”) for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David H. Gill, Chief Executive Officer of the Company, and Charles W. Blair, Jr., Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ David H. Gill
David H. Gill

Chief Executive Officer

March 30, 2011

/s/ Charles W. Blair, Jr.
Charles W. Blair, Jr.

Chief Financial and Accounting Officer

March 30, 2011

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

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